Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amendment No. 1 to the Annual Report of FFD Financial Corporation (the "Company") on Form 10-KSB/A for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert R. Gerber, the Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


(b)  Reports on Form 8-K

     On April 25, 2003, FFD filed a Form 8-K to report the issuance of a press release regarding its earnings for the quarter ended March 31, 2003.



/s/ Robert R. Gerber
-----------------------------------------
Robert R. Gerber
Vice President, Treasurer and Chief Financial Officer
May 10, 2004



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